The National Security Group, Inc.                                                                                                                       EXHIBIT 99.1
661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information: Contact M.L. Murdock – Chief Operational Officer @ (334) 897-2273 Ext. 238.

         THE NATIONAL SECURITY GROUP, INC.
DECLARES CASH DIVIDEND

        ELBA, ALABAMA (NOVEMBER 2, 2004)…THE BOARD OF DIRECTORS OF THE NATIONAL SECURITY GROUP, INC., DECLARED A QUARTERLY DIVIDEND OF $.21½ PER SHARE AT ITS MEETING ON OCTOBER 30, 2004. THIS REPRESENTS AN ANNUAL INDICATED DIVIDEND RATE OF $.86 PER SHARE. THIS CASH DIVIDEND IS PAYABLE ON NOVEMBER 30, 2004 TO SHAREHOLDERS OF RECORD NOVEMBER 8, 2004. WITH ITS HOME OFFICE IN ELBA, ALABAMA, THE NATIONAL SECURITY GROUP, INC. IS AN INSURANCE HOLDING COMPANY. ITS SHARES ARE TRADED ON THE NASDAQ MARKET UNDER THE SYMBOL NSEC.